================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                            REGENCY AFFILIATES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            REGENCY AFFILIATES, INC.



                                                                   June 23, 1999



Dear Stockholder:

     You are cordially invited to attend the 1999 Meeting of Stockholders of Regency Affiliates, Inc. to be held at the Omaha Marriott Hotel, 10220 Regency Circle, Omaha, NE 68114 on August 5, 1999, at 10:00 a.m. local time. The Notice of the 1999 Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     During the meeting the Board of Directors will report to you on the Company's progress during the past years and will discuss plans for the current year. We welcome this opportunity to share our progress with you and look forward to your comments and questions.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.


                                                 Sincerely,

                                                 William R. Ponsoldt
                                                 Chairman of the Board

                            REGENCY AFFILIATES, INC.
                        729 SOUTH FEDERAL HWY, SUITE 307
                              STUART, FLORIDA 34994

                               ------------------

                     NOTICE OF 1999 MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1999


To the Stockholders of Regency Affiliates, Inc.:

     The 1999 Meeting of Stockholders of Regency Affiliates, Inc. (the "Company") will be held at the Omaha Marriott Hotel, 10220 Regency Circle, Omaha, NE 68114 on August 5, 1999, at 10:00 a.m. local time for the following purposes:

     1. To elect a Board of Directors to serve until the next Meeting of Stockholders.

     2. To approve Directors' compensation.

     3. To ratify the appointment of Hausser + Taylor LLP as independent public accountants.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 15, 1999, (the "Record Date") are entitled to notice of and to vote at the 1999 Meeting of Stockholders.

     It is important that your shares be represented at the 1999 Meeting of Stockholders regardless of the number of shares you hold and whether or not you are personally able to attend. Accordingly, please sign the enclosed proxy and return it as soon as possible in the enclosed envelope provided for your convenience.


                                         By Order of the Board of Directors



                                         William R. Ponsoldt
                                         Chairman, President and CEO

Stuart, Florida
June  23, 1999

                            REGENCY AFFILIATES, INC.
                        729 SOUTH FEDERAL HWY., SUITE 307
                              STUART, FLORIDA 77002

                               ------------------

                                 PROXY STATEMENT
                          1999 MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1999

                                 ---------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the holders of the Common Stock, $.40 par value per share ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of Regency Affiliates, Inc. (the "Company") to be voted at the 1999 Meeting of Stockholders to be held on August 5, 1999, or any adjournment thereof. The first mailing of the proxy material to the holders of the Common Stock will be made on approximately June 25, 1999.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to security owners and obtaining their proxies.

     Stockholders of record at the close of business on June 15, 1999 are entitled to vote on matters to come before the meeting. On that date there were outstanding and entitled to vote 12,632,089 shares of Common Stock. Each share is entitled to one vote on each matter presented.

     Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Stockholders who attend the 1999 Meeting of Stockholders may revoke any proxy previously granted and vote in person.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no instruction is specified, the proxies will be voted "FOR" the election of the nine directors named elsewhere in the Proxy Statement, "FOR" approval of Directors' compensation, "FOR" ratification of the appointment of Hausser + Taylor LLP as independent public accountants, and in accordance with the instruction of the Board of Directors as to any other matters. Abstentions do not constitute a vote "FOR" or "AGAINST" any matter listed in the accompanying Notice of the 1999 Meeting of Stockholders, but will be included in determining the number of shares present for purposes of obtaining a quorum. Also broker "non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining the presence of a quorum at the 1999 Meeting of Stockholders. If such a quorum should not be present, the 1999 Meeting of Stockholders may be adjourned from time to time until the necessary quorum is obtained.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Following is a list of the names, addresses, and ages of the nine nominees, seven of whom are presently serving as Directors. Also included in the chart is the year in which each became a Director of the Company. Following this list is the past five-year business history of each Director nominee and any public company directorships held by such persons. The proxy holders named in the proxy intend to vote "FOR" the election of the nine nominees listed below unless authority to so vote is withheld. In the unexpected event that any of the nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees that are designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NINE NOMINEES LISTED BELOW.


                                                                DIRECTOR
     NAME AND ADDRESS                              AGE            SINCE
     ----------------                              ---          --------

     William R. Ponsoldt, Sr.                      57             1996
     729 South Federal Hwy., Suite 307
     Stuart, Florida 34994

     Stephanie Carey                               48             1993
     Beaumont House, 3rd Floor
     King & George St., P.O. Box CB-10985
     Nassau, Bahamas

     Larry J. Horbach                              57             1987
     1869 So. 120th Street
     Omaha, NE 68144

     Martin J. Craffey                             61             1993
     58 Mainsail Drive
     Patchogue, New York 11772

     Pamlyn Kelly, Ph.D.                           55             1993
     10 Winged Foot Drive
     Novato, California 94949

     William R. Ponsoldt Jr.                       33             1993
     770 S. W. Lighthouse Dr.
     Palm City, Florida 34990

     Fredric R. Lowe                               55             1997
     1345 Avenue of the Americas, 21st Floor
     New York, NY 10105

     Donald  D. Graham                             65             Nominee
     14012 Giles Road, Suite 2
     Omaha, Nebraska 68138

     Marc H. Baldinger                             43             Nominee
     850 Lighthouse Drive
     Palm City, Florida 34990

     WILLIAM R. PONSOLDT, SR.. Mr. Ponsoldt has served as Chairman of the Board of Directors since August, 1996 and as President and CEO since June, 1997. On April 16, 1999 Mr. Ponsoldt was elected to fill a vacant position on the Board of Directors of Glas-Aire Industries Group Ltd. ("Glas-Aire") and was elected Chairman of the Board of Glas-Aire at that time. (See additional information later). During the past five years, Mr. Ponsoldt has served as the portfolio manager for several hedge funds. Mr. Ponsoldt is the father of William R. Ponsoldt, Jr. a director of the Company.

     STEPHANIE CAREY. Ms. Carey is a principal and the Investment Manager for Managed Companies with Bradley Management (Bahamas) Limited. She is also a director of Regal Bahamas International Airways Limited.

     LARRY J. HORBACH, Mr. Horbach was a director from 1987 to 1990, from 1992 to February 15, 1994 and since November 16, 1994. He has served as the interim secretary and treasurer from July 1993 until his resignation effective February 15, 1994. He has served as Chairman of the Board and has held other executive positions, including President and CEO of Gateway Energy Corporation in the past five years. In addition, during the last five years, he has been associated with
L. J. Horbach & Associates, and a director of Gateway Energy Corporation and Templeton Savings Bank.

     MARTIN J. CRAFFEY. Mr. Craffey was a real estate and business broker and contract vendee with Prudential Realty of Long Island, New York from January 1988 until December 31, 1993. Mr. Craffey is presently self-employed seeking financing for, and reorganizing, real estate projects.

     PAMLYN KELLY, Ph.D. Dr. Kelly is principal and Chief Executive Officer of Human Resource Concepts, Novato CA, a registered minority owned management consulting firm. She also has a private practice.

     WILLIAM R. PONSOLDT JR. Mr. Ponsoldt is an attorney engaged in the private practice of law in Florida with the firm of Warner, Fox, Seeley, Dungey & Sweet. Formerly, he was with Kohl, Metzter, Spotts, Ponsoldt & Tapper, P. A. Mr. Ponsoldt is the son of William R. Ponsoldt, Sr.

     FREDRIC R. LOWE. Mr. Lowe has been employed as a retail stock broker during the past five years. For the past four years he has been employed by Smith Barney and prior to that he was employed by its predecessor, Lehman Brothers.

     DONALD D. GRAHAM. Mr. Graham serves as President of Graham Enterprises, Inc. He also serves on the Board of Directors of Interactive Network.

     MARC H. BALDINGER, Mr. Baldinger is a senior officer in financial services for Riverside National Bank, located in Palm City, Florida. Prior to his employment at Riverside, he was a certified financial planner for American Express Financial Advisors, Inc. and Linsco Private Ledger. Mr. Baldinger was elected to fill a vacant position on the Board of Directors of Glas-Aire on April 16, 1999.

     Each of Messrs. Ponsoldt, Jr. and Craffey, Dr. Kelly and Ms. Carey were appointed directors of the Company by Statesman as part of the closing of the National Resource Development Corporation ("NRDC") Transaction on July 7, 1993 (See additional information later). Each had an understanding with Statesman Group, Inc. ("Statesman") and/or the Company that as an inducement to accept their positions as directors he or she would receive certain consideration from Statesman and/or the Company. Dr. Kelly and Ms. Carey each received 100,000 shares of the Company's Common Stock from Statesman while Messrs. Ponsoldt, Jr., and Craffey received options to purchase shares of the Company's Cumulative Senior Preferred $100 Series-C Stock.

     Mr. Horbach was a Director of the Company from 1987 to 1990 and again from 1992 to February 15, 1994. He rejoined the Board on November 16, 1994. Mr. Horbach served as the interim President of the Registrant on a part time basis until the closing of the 1993 NRDC Transaction. On February 7, 1995, Regency Affiliates, Inc. entered into an agreement with L.J. Horbach & Associates pursuant to which L.J. Horbach & Associates provides certain accounting and administrative services to the Company for a monthly fee of $3,000. L.J. Horbach & Associates, is wholly owned by Larry J. Horbach.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     To the best of the Company's knowledge, the only beneficial owners of more than five percent of Regency's voting securities as of June 15, 1999 are listed below:

                                                               AMOUNT AND NATURE
                                 NAME AND ADDRESS OF             OF BENEFICIAL          PERCENT OF
     TITLE OF CLASS               BENEFICIAL OWNER                 OWNERSHIP               CLASS
     --------------              -------------------           -----------------        ----------
Regency Affiliates, Inc.          Statesman Group, Inc.            3,126,377               24.7%
$0.40 P.V.                        King & George Streets
Common Stock                         Nassau, Bahamas

Regency Affiliates, Inc.             Edward E. Gatz                1,135,750                9.0%
$0.40 P.V.                          10029 Frederick St.
Common Stock                         Omaha, NE 68124

------------------
     The nature of beneficial ownership is sole investment power and sole voting power as to all shares listed.

     Edward E. Gatz is a private investor.

     Statesman Group, Inc. is an international business corporation organized under the laws of the Bahamas. Statesman's principal business is the making of investments in the United States and elsewhere. Both its principal business and principal office are located at King & George Streets, Nassau, Bahamas. The Statesman Irrevocable Trust dated April 15, 1991 is the controlling person of Statesman. The Statesman Trust is an irrevocable trust for the benefit of William R. Ponsoldt, Jr., a director of the Company, Tracey A. Ponsoldt, now married and sometimes known as Tracey A. Powers, and Christopher J. Ponsoldt, all children of William R. Ponsoldt, Sr. The acting trustees of The Statesman Trust dated April 15, 1991, have the sole right to control the disposition of and vote the Regency securities acquired by Statesman. Pursuant to the terms of the 1993 transaction between the Company and National Resource Development Corporation ("NRDC") through which the Company acquired an 80% interest in NRDC (the "NRDC Transaction') Statesman designated seven members to fill the then existing vacancies on the Board of Directors. Also pursuant to the NRDC Transaction, the right to vote certain irrevocable proxies (855,991 of Regency Common Shares) was delivered to a proxy committee of the Board of Directors. Statesman, in addition to owning the shares of the Company's Common Stock received in the NRDC Transaction, through its right to designate the seven persons to fill the then existing vacancies on the Board of Directors until a shareholders' meeting, effectively has current voting control of a total of 3,982,368 shares, or approximately 32% of the 12,632,089 outstanding shares as of June 15, 1999.

     The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each nominee for director and each director of the Company; (ii) each of the executive officers of the Company; and (iii) all directors and executive officers as a group.

                                                             AMOUNT AND NATURE
                                   NAME OF BENEFICIAL                OF
TITLE OF CLASS                            OWNER             BENEFICIAL OWNERSHIP       PERCENT OF CLASS
--------------                     ------------------       --------------------       ----------------
Regency Affiliates, Inc. $0.40     Larry J. Horbach               363,397(1)                 2.9%
P.V. Common Stock

Regency Affiliates, Inc. $0.40     Pamelyn Kelly                  100,000                     .8%
P.V. Common Stock

Regency Affiliates, Inc. $0.40     Donald D. Graham               490,000                    3.8%
P.V. Common Stock

Regency Affiliates, Inc. $0.40     Eunice M. Antosh                62,345                     .5%
P.V. Common Stock

Regency Affiliates, Inc. $0.40     All officers and             1,015,742                    8.0%
P.V. Common Stock                  directors as a group
                                   (10 individuals)(2)

------------------
(1) An irrevocable proxy with respect to these shares, so long as the shares are held by Mr. Horbach, was given to a proxy committee of the Board of Directors as part of the NRDC Transaction.

(2) Directors and executive officers not listed above claim no beneficial ownership in the Company's $0.40 P.V. Common Stock.


CUMULATIVE SENIOR PREFERRED $100 SERIES-C STOCK

     As of June 15, 1999 certain members of the Board of Directors of Regency Affiliates, Inc. held warrants to purchase Cumulative Senior Preferred $100 Series-C Stock from Statesman Group, Inc., as follows: William R. Ponsoldt, Jr. (warrants to purchase 1,000 shares); and Martin J. Craffey (warrants to purchase 1,000 shares). Statesman received 208,850 shares (100% of the issued and outstanding Series C shares) as part of the NRDC Transaction.


SERIES-D JUNIOR PREFERRED STOCK - $10 STATED VALUE

     Larry J. Horbach and Donald D. Graham hold 1,238 and 4,072 shares respectively of the Series-D Junior Preferred Stock - $10 Stated Value over which each has sole voting power and sole investment power. There are currently 25,694 Series D Preferred Shares outstanding.


            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. There were 3 meetings in the year ended December 31, 1998. During the last year, no director attended fewer than 75% of all of the meetings of the Board of Directors. The Board of Directors has established an Audit Committee. Larry Horbach, William R. Ponsoldt, Jr. and Dr. Kelly comprise the Audit Committee. The Audit Committee recommends the independent auditors to the Board and meets with the independent auditors to discuss matters pertaining to the audit and any other matters which the auditors may wish to discuss. The Committee met once during the year. The Board of Directors does not have a Compensation or Nominating Committee. Compensation matters, as well as the issuance of stock options related to Company executive officers, are the responsibility of the full Board, absent any affected executive officer who is also a director.


COMPENSATION OF DIRECTORS

     Currently the members of the Board of Directors each receive the sum of $500 plus out of pocket expenses for their attendance at director's meetings.

     At a meeting of the Board of Directors held on October 10, 1997, the Board approved, subject to approval by the shareholders of the Company, compensation for directors providing for (I) an annual retainer for directors of $10,000, payable one-half in cash and one-half in the Common Stock of the Company, (ii) a fee of $125/hour, with a two hour minimum, for attendance at each meeting of the Board or committee thereof, and (iii) an award of an option to each director for the purchase of 10,000 shares of the Company's Common Stock. This compensation will be implemented effective on the date of the shareholder's approval.


AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR END OPTION/SAR VALUES

     Stock Options.

     The Option/SAR Grants Table is omitted as there were no individual grants of stock options (whether or not in tandem with SARs) nor freestanding SARs made during the last completed fiscal year to any of the named executive officers.

     The Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values table is omitted as there were no exercise of stock options (nor tandem SARs) nor freestanding SARs during the last completed fiscal year by any of the named executive officers.

     Stock Options Granted to Statesman Group, Inc.

     Pursuant to an Agreement dated June 3, 1997, as amended and restated on March 24, 1998, Statesman Group, Inc. was granted options to purchase 6.1 million shares of Common Stock. Statesman owned approximately 25% of the Company's outstanding common stock prior to the issuance of these options. The options were issued to Statesman in order to secure the release of Mr. William
R. Ponsoldt, Sr. to serve as President and Chief Executive Officer of the Company and pursuant to the Amended and Restated Agreement between the Company and Statesman, until their date of expiration, the options shall be exercisable at any time in whole or in part at a price equal to the lower of (a) the closing trading price as of the most recent date on which at least 10,000 shares of such stock were traded, or (b) the average closing trading price of the shares during the ninety day period immediately preceding the date of exercise. The Company agreed to reserve sufficient shares to meet the requirements of the options. The options became exercisable immediately and remain exercisable until April 15, 2007. At the option of Statesman, payment may be made by Statesman for exercise of the options, in whole or in part, in the form of a promissory note executed by Statesman, secured only by a pledge of the shares purchased, which promissory note will accrue interest for any quarter at the prime rate in effect on the last day of the quarter at Chase Manhattan Bank, with interest and principal payable in a balloon payment five years after the date of execution of the note, provided that if the Company's Board of Directors reasonably determines that exercising the options by delivery of a note would render the respective purchase of shares void or voidable, then the Board may require, as a condition to exercise of the options, that Statesman either (i) pay at least the par value of the shares in cash (with the balance paid by delivery of a note), or (ii) provide acceptable collateral other than the shares themselves to secure payment of the note. The Company received no cash consideration with respect to the issuance of the securities to Statesman, no commissions were paid, and no underwriter was involved. The options granted to Statesman have no readily determinable value and, therefore, the Company has not recognized any costs associated with the issuance of these options.

     Incentive Stock Option Plans.

     The Company has reserved 500,000 shares of its Common Stock for issuance under the 1988 Incentive Stock Plan. There are no options to purchase stock outstanding under this plan.

     Other.

     The Long-Term Incentive Plan Awards Table, the Pension Plan Table, the Report on Repricing of Options/SARs Table and the Performance Graph are omitted as non-applicable for the Company for the year ended December 31, 1998.


                             EXECUTIVE COMPENSATION

     Summary Compensation Table.

     The following table sets forth the annual and long-term compensation during the last three years of William R. Ponsoldt, Sr., Douglas F. Long and Eunice M. Antosh, the only officers who received compensation during 1998.


                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                           -------------------                      -------------------------
                                                                      AWARDS                    PAYOUTS
                                                                    ----------                  -------
       (A)         (B)       (C)          (D)            (E)           (F)           (G)         (H)          (I)
                                                        Other       Restricted    Securities
Name and                                                Annual        Stock       Underlying     LTIP         All
Principal                  Salary        Bonus       Compensation    Award(s)    Options/SARs   Payouts      Other
Position           Year      ($)          ($)            ($)           ($)           (#)          ($)     Compensation
---------          ----    ------        -----       ------------   ----------   ------------   -------   ------------
William R.         1998   252,333(1)   373,022(2)       7,200         -0-(3)         -0-          -0-         -0-
Ponsoldt, Sr.      1997   250,000(1)   292,500(2)       5,700         -0-(3)         -0-          -0-         -0-
Chairman           1996     -0-          -0-             -0-          -0-            -0-          -0-         -0-
Pres/CEO

Douglas F. Long,   1998    52,800        -0-            2,400         -0-            -0-          -0-         -0-
CFO                1997    25,600        -0-             -0-          -0-            -0-          -0-         -0-
                   1996     -0-          -0-             -0-          -0-            -0-          -0-         -0-

Eunice M. Antosh,  1998    12,000        -0-             -0-          -0-            -0-          -0-         -0-
Secretary          1997    12,000        -0-             -0-          -0-            -0-          -0-         -0-
                   1996    12,000        -0-             -0-          -0-            -0-          -0-         -0-

------------
(1) Mr. Ponsoldt's salary is to be adjusted on January 1 of every year by any increase since the previous January 1 in the Consumer price Index ("CPI") for All Urban Consumers, U.S. city average, as published by the U.S. Department of Labor Bureau of Labor Statistics.

(2) Under the terms of Mr. Ponsoldt's Employment Agreement dated June 3, 1997, he is entitled to receive as additional compensation an amount equal to 20% of the Company's increase in quarterly common stock net worth, which is defined to be the difference between (i) total shareholders' equity and
    (ii) any shareholders' equity accounts relating to preferred stock.

(3) Pursuant to an Agreement dated June 3, 1997 between the Company and Statesman Group, Inc., which agreement provided for the release of Mr. Ponsoldt to assume the offices of President and CEO of the Company, 466,667 shares of the Company's $0.40 P.V. Common Stock were issued to Statesman at a value of $233,333.

                LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

     The following is a list of the names and ages of the current executive officers of the Company, their business history for the past five years and the year in which each person became an Officer of the Company.


                                                                                                OFFICER
     NAME                    AGE      POSITION & PRINCIPAL OCCUPATION FOR LAST FIVE YEARS        SINCE
     ----                    ---      ---------------------------------------------------       -------
     William R. Ponsoldt     57       Director since June, 1996. Chairman of the Board            1997
                                      of Directors since August, 1996. President and CEO
                                      since June, 1997. Mr. Ponsoldt was appointed
                                      Chairman of the Board of Glas-Aire in April 1999.
                                      During the past five years, Mr. Ponsoldt served as
                                      the portfolio manager for several hedge funds.

     Douglas F. Long         54       Chief Financial  Officer of the Company since               1998
                                      March, 1998  and previously an employee. During
                                      the past five years Mr. Long was involved in
                                      business and real estate development matters.

     Eunice M. Antosh        49       Secretary of the Company since February 25, 1994.           1994
                                      Mrs. Antosh has also been employed by Gateway
                                      Energy Corporation.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Martin J. Craffey, was paid $4,750 for consulting primarily with respect to the operations of Rustic Crafts, International, Inc. during 1998.

     On February 7, 1995, Regency Affiliates, Inc. entered into an agreement with L.J. Horbach & Associates pursuant to which L.J. Horbach & Associates provides certain accounting and administrative services to the Company for a monthly fee of $3,000. L.J. Horbach & Associates is wholly owned by Larry J. Horbach.

     On June 3, 1997, Regency entered into an Employment Agreement with
William R. Ponsoldt, Sr. pursuant to which he became the President and CEO of the Company. The Agreement provides for Mr. Ponsoldt to continue in these duties until his attainment of retirement age, provided that he may resign upon 30 days notice to the Company and further provided that Mr. Ponsoldt may be removed from office upon death or disability or for just cause. The Agreement provides for an annual base salary of $250,000 which salary is to be adjusted on January 1 of every year by any increase since the previous January 1 in the Consumer Price Index ("CPI") for All Urban Consumers, U.S. city average, as published by the U.S. Department of Labor, Bureau of Labor Statistics. As additional compensation, Mr. Ponsoldt is to receive an amount equal to 20% of the Company's increase in quarterly common stock net worth, which is defined to be the difference between (i) total shareholders' equity and (ii) any shareholders' equity accounts relating to preferred stock. The Company may elect to pay up to 50% of the additional compensation by the issuance of warrants to purchase the Company's Common Stock at a price equal to 50% of the average bid price for the Company's Common Stock for the calendar quarter for which the increased compensation is payable. The Agreement further provides for Mr. Ponsoldt to receive health and disability insurance (with a benefit of $100,000/year payable in the event of long term disability), an automobile allowance of $600/month (to be adjusted by increases in the CPI), and reimbursement of expenses. The Agreement provides that Mr. Ponsoldt will not compete with the Company for a two-year period following the termination of his employment and provides for indemnification under certain circumstances. Any disputes between the Company and Mr. Ponsoldt under the Agreement are to be resolved through arbitration.

                                   PROPOSAL 2

                       APPROVAL OF DIRECTORS' COMPENSATION

     The Board has directed that Directors' compensation be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the 1999 Meeting of Stockholders is required for approval. If the stockholders do not approve, the Board will reconsider the Directors' compensation. The Directors' compensation, which will become effective as of the shareholder approval date, provides for the following:

     - An annual retainer for directors of $10,000, payable one-half in cash and one-half in the Common Stock of the Company, such stock to be valued at the average bid price for the Common Stock for the 30 days succeeding their election to the Board.

     - A cash fee of $125 per hour for each Board, Committee, or Stockholders' meeting attended; provided that multi-day meetings and specific consultations with the Company's executive management lasting at least eight hours are compensated on a flat per diem rate of $1,000.

     - An annual award of an option to purchase 10,000 shares of the Company's Common Stock, at fair market value on date of grant.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS' COMPENSATION.




                                   PROPOSAL 3

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has directed that the appointment of Hausser + Taylor LLP be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the 1999 Meeting of Stockholders is required for approval. If the stockholders do not approve, the Audit Committee and the Board will reconsider the appointment.

     Representatives of Hausser + Taylor LLP are expected to be present at the 1999 Meeting of Stockholders. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HAUSSER + TAYLOR LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER BUSINESS

     Management does not intend to bring any business before the 1999 Meeting of Stockholders other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the 1999 Meeting of Stockholders by others. If, however, any other matters properly come before the 1999 Meeting of Stockholders, it is intended that the persons named in accompanying proxy will vote in accordance with the instructions of the Board of Directors on such matters.


                                  ANNUAL REPORT

     The Company's annual report on Form 10-K for the year ended December 31, 1998 is being mailed to all stockholders concurrently herewith. The Form 10-K is not a part of the proxy solicitation material. Additional copies of the Form 10-K for the year ended December 31,1998, will be provided, without charge, upon written request from any stockholder to: Regency Affiliates, Inc., Attention: Corporate Secretary, 10842 Old Mill Road, Suite 5B, Omaha, Nebraska 68154.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. For the year ended December 31, 1998, the Company is not aware of any such persons having failed to timely file any such reports.


                         STOCKHOLDER PROPOSALS FOR 2000

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's 2000 Meeting of Stockholders, consistent with regulations adopted by the Securities and Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 2000 Meeting of Stockholders must be received by the Company not later than March 15, 2000. Proposals should be directed to the attention of Corporate Secretary, 10842 Old Mill Road, Suite 5B, Omaha, Nebraska 68154.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR; FOR APPROVAL OF DIRECTORS COMPENSATION; FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

                                         WITHHOLD
                                         AUTHORITY
                FOR the nine nominees to vote for nine
  Election of   (except as indicated  nominees listed   William R. Ponsoldt, Sr.
1. Directors:          below)           to the right    Stephanie Carey
                        [  ]               [  ]         Larry J. Horbach
                                                        Martin J. Craffey
(INSTRUCTION: To withhold authority to vote for any     Pamlyn Kelly
individual nominee, write that nominee's name on the    William Ponsoldt, Jr.
space provided below.)                                  Fredric R. Lowe
                                                        Donald L. Graham
____________________________________________________    Marc H. Baldinger



                                                         Please mark your
                                                         votes as indicated
                                                         in this example [X]

                                                       FOR    AGAINST   ABSTAIN
2. Approval of Directors' compensation.                [  ]    [  ]      [  ]

3. Ratification of independent public accountants.     [  ]    [  ]      [  ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: ___________________________________________________________________, 1999

________________________________________________________________________________
Signature of Shareholder

________________________________________________________________________________
Signature of Shareholder

Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title.
All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




                            REGENCY AFFILIATES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE 1999 MEETING OF STOCKHOLDERS
                                AUGUST 5, 1999.


The undersigned hereby constitutes and appoints William R. Ponsoldt, Sr. and Larry J. Horbach, or either of them, with full power to act alone, or any substitute appointed by either of them, the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the 1999 Meeting of Stockholders of Regency Affiliates, Inc., to be held at the Omaha Marriott Hotel, 10220 Regency Circle, Omaha, NE 68114 on the 5th day of August, 1999, at 10:00 a.m. local time or any adjournments as indicated on the reverse.


                         (TO BE SIGNED ON REVERSE SIDE)